UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2018

Commission file number 333-184948

PROCESSA PHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	45-1539785
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

7380 Coca Cola Drive, Suite 106, Hanover, Maryland 21076
(Address of Principal Executive Offices, Including Zip Code)

(443) 776-3133
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.	Entry into a Material Definitive Agreement.

On May 25, 2018, the Company entered into an agreement with an accredited investor to whom the Company sold 792,952 shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $2.27 per share for $1.80 million of gross proceeds. The $1.80 million private placement will be applied to funding the Phase 2 Necrobiosis Lipoidica Trial which will begin in the fourth quarter of 2018. The investor will also receive warrants to purchase one share of Common Stock for each share of Common Stock purchased at an exercise price equal to $2.724.

A placement agent received as fees approximately $108,000 and a warrant to purchase up to 47,578 shares of Common Stock at an exercise price equal to $2.724.

The Securities were sold in a private placement pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Rule 506 of Regulation D promulgated thereunder.

In addition, as reported in previous SEC filings, the Company is converting all $2.58 million of its mandatory convertible 8% Senior Note into 1,323,704 shares of the Company’s Common Stock, at a price of $2.043 per share. The noteholders will also receive warrants to purchase one share of Common Stock for each share of Common Stock purchased at an exercise price equal to $2.452.

A placement agent received as fees approximately $144,955 and a warrant to purchase up to 79,423 shares of Common Stock at an exercise price equal to $2.724.

With the two private placements of $1.8M and $2.58M described above and the $2.5 million first tranche private placement reported in the Company’s 2018 1st Quarter Form 10Q, the total private placement raised by the Company has been $6.88 million.

The terms of the above warrants are as set forth in the exhibits to this current report on Form 8-K.

The Company currently intends to use the above proceeds to fund research and development of its lead product candidate, PCS-499, including clinical trial activities, and for general corporate purposes. Pursuant to the Purchase Agreements, the Company may periodically conduct additional closings until the earlier of June 29, 2018 or the Company has sold the Maximum Offering Amount.

Anti-Dilution Protection

The Common Stock, but not the warrants, will have full ratchet anti-dilution protection. Except as provided, until the Company has issued equity securities or securities convertible into equity securities for a total of an additional $20.0 million in cash or assets, including the proceeds from the exercise of the warrants issued above, in the event the Company issues additional equity securities or securities convertible into equity securities at a purchase price less than $2.27 per share of Common Stock, the above purchase price shall be adjusted and new shares of Common Stock issued as if the purchase price was such lower amount (or, if such additional securities are issued without consideration, to a price equal to $0.01 per share).

The following issuances shall not trigger anti-dilution adjustment: (i) shares of Common Stock issued in the on-going private placement and securities issuable upon exercise of the warrants; (ii) securities issued upon the conversion of any outstanding debenture, warrant, option, or other convertible security; (iii) Common Stock issuable upon a stock split, stock dividend, or any subdivision of shares of Common Stock, provided that such securities have not been amended since May 25, 2018 to increase the number of such securities or to decrease the exercise price, exchange price or conversation price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities; (iv) shares of Common Stock (or options to purchase such shares of Common Stock) issued or issuable to employees or directors of, or consultants to, the Company pursuant to any plan approved by the Company’s Board of Directors and (v) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such issuance shall only be to a person (or to the equity holders of a person) which is, itself or through its subsidiaries, believed by the Company to be an operating company or an owner of an asset in a business synergistic with the business of the Company.

Exhibit No.	Exhibit Description

99.1	Press Release dated May 31, 2018

99.2	Agreement dated May 25, 2018 by and between Processa Pharmaceuticals, Inc. and PoC Capital, LLC

99.3	Warrant issued to PoC Capital, LLC

99.4	Warrant issued to PoC Capital, LLC

99.5	Warrant issued to PoC Capital, LLC

99.6	Placement Agency Agreement, dated July 17, 2017 by and between Processa Pharmaceuticals, Inc., and Boustead Securities (incorporated by reference to exhibit 99.1 accompanying Form 10-Q filed on May 21, 2018)

99.7	Warrant issued to Boustead Securities

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on June 1, 2018.

PROCESSA PHARMACEUTICALS, INC.
Registrant

By:	/s/ David Young
David Young
Chief Executive Officer